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                                                                   EXHIBIT 10.14



                             EMPLOYMENT AGREEMENT
                                       OF
                                 JAY M. GRUDEN

     THIS AGREEMENT, made this 29 day of August, 1997, by and between THE ORLANDO PREDATORS ENTERTAINMENT, INC., a Florida corporation, hereinafter called the "Company", and JAY M. GRUDEN, hereafter called "GRUDEN".

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, pursuant to the terms of a geographically exclusive license agreement with Arena Football League, Inc., an Illinois corporation, shall operate and manage the Orlando Predators (the "Team"), an Arena Football Team in the Orlando area during the arena football league season (the "Season") of the Arena Indoor Football League(TM)(the "League");

     WHEREAS, the Company desires to contract with Gruden and Gruden desires to contract with the Company to serve as Head Coach of the Team; and

     WHEREAS, the parties realize that it is in the best interest of both the Company and Gruden that they enter into this Agreement to set forth the terms and conditions of Gruden's employment with the Company.

     NOW, THEREFORE, in consideration of the premises and of the mutual premises herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Gruden shall be employed as Head Coach of the team, at the salary and upon the terms and conditions set forth in this Agreement.

     2. TERM. The effective date of this Agreement shall be September 1, 1997, and it shall continue in force and effect for until September 30, 2000. The term of Gruden's employment as head coach may be extended at the option of the Company for three additional periods of one Contract Year each beginning October 1, 2000. Under the terms and condition as specified herein, if Company notifies Gruden in writing of such an extension within two (2) weeks after the final game (including any playoff game) in which the Team participates in each respective season beginning in the year 2000.

     3. DUTIES. Gruden shall be responsible for the management of the player and football team development and coaching of the Team during and for the Season and thereafter until the expiration of this Agreement. In pursuance thereof, and with the advice and consultation and subject to the superseding powers, of the Company, Gruden shall:

     A. Supervise and manage the coaching staff of the Team on behalf of the Company;

    B. Participate, if requested by the Company, in the business of the football operations of the Team and the League.

    C. Scout, train and select players for the Team in accordance with the provisions of the current Team Management Agreement in effect with the League and Arena Football League, Inc. and such standards, rules and regulations as the League, Arena Football League, Inc. and the Company shall develop and apply to the football operations of the Team;

     D. Participate and cooperate in the operation of such League tryout and training camps as may be conducted on a League-wide basis;

     E. Participate and cooperate in such player assignments, transfers exchanges trades, acquisitions and releases as may be required by the Company;

     F. Perform all the necessary and customary duties of the Head Coach of a professional sports team, including the development of game strategies, player performance standards, play preparation, and the performance, or supervision of the performance of all matters relating to game preparation and play;

     G. Supervise player conduct and demeanor, and impose such reasonable disciplinary manners and sanctions as may be necessary to maintain appropriate player conduct and demeanor, subject to the rules, limitations and standards which may be developed and imposed by the Company.

     H. Participate and assist, if requested by the Company, in the development and maintenance of effective public relations with the national and local print, radio and television media, and project and promote a positive and enthusiastic attitude concerning Arena Football, the Company, the league and the Team;

     I. Cooperate with the Team and the Company in such promotional activities of the Company, the League and the Team as may be reasonably required, including but not limited to personal appearances, radio, television and print interviews, autograph sessions and the like;

     J. Appear, at the request of the Company and upon mutually agreeable term, as host or guest on any Team or Company sponsored local or national radio or television broadcast upon mutually agreeable terms;

     K. Grant to the Company (and Gruden hereby so grants to the Company) the right to use Gruden's name, portrait, and picture likeness and game or practice performance in all exhibitions, descriptions and representations of the football games of the Team or the field, or by radio broadcast, telecast, motion pictures, videotape photograph or any other media, in connection with any and all promotional advertising or trade purposes of the Company and/or Team;



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     L.   Perform such other duties or expand, reduce or otherwise alter the role, title and scope of the duties herein described, as may be reasonably required by the Company to provide for the successful development of Arena Football, the Company, the League and the Team.

     4. DEVOTION FULL-TIME TO SERVICE OF THE COMPANY. Gruden agrees to devote his full time to the business of the Company and he shall not engage in or carry on or be employed by, directly or indirectly, and other business or profession without the consent of the Company.

     5. COMPENSATION. The Company shall pay Gruden, and Gruden shall accept from the Company, in full payment for Gruden services under this Agreement, as follows:

          A. SALARY. The gross salary before deductions payable by the Company to Gruden during the first Contract Year of this Agreement shall be SEVENTY THOUSAND AND NO/100 DOLLARS ($70,000.00); during the second Contract Year SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS AND NO/100 ($75,000.00); and during the third Contract year EIGHTY-THOUSAND DOLLARS AND NO/100 ($80,000.00). Payments shall be made bi-weekly.

          B. BONUS. Gruden shall be entitled to receive a bonus of TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($2,500.00) for each League Playoff Game in which the Team participates, and an additional TWO THOUSAND FIVE
HUNDRED AND NO/100 DOLLARS ($2,500.00) for each such League Playoff Game which is played in Orlando as a "home" game, payable in the customary payroll following each such game. Gruden shall be entitled to receive and additional bonus of FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) in the event the Team wins the Arena Football League Championship. The total of all bonuses which could be earned by Gruden shall not exceed $20,000 in any Contract Year.

          C. INSURANCE. Gruden shall receive in accordance with an insurance program to be instituted by the Company, major medical insurance for Gruden and Gruden's spouse. the Company shall pay 50% and Gruden shall pay 50% of the premiums of said insurance plan. The Company shall pay, if available through a group, 50% of the premiums for, a life insurance policy insuring the life of Gruden.

          D. STOCK OPTION. Gruden shall be granted an option to purchase Fifteen Thousand (15,000) shares of common stock of Company, which option shall vest in the amount of one-third (1/3) of such option shares after Gruden's completion of each full Contract Year. The option price shall be the market value of the stock per share as of September 1, 1997. If a controlling interest in the Club is sold by its present owners. Gruden's option shares shall automatically vest fully and become exercisable at that point.

          E. SALARY IN OPTION PERIODS. In the event that the Company exercises its options set forth in paragraph 2 above to extend the term of this Agreement, Gruden shall be entitled to receive the following base salary: 2000-01 season -- $85,000; 2001-02 -- season $90,000; 2002-03 -- $95,000.


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     6.   REIMBURSABLE EXPENSES. A. The Company may reimburse Gruden for reasonable and necessary expenses incurred by Gruden in furtherance of the business and affairs of the Team and the Company but only in the event an expense reimbursement policy is adopted by the Company, and only in the amounts allowed by the Company's budget levels and only with pre-approval for such expenses according to the Company's rules and regulations for such expenses. Such reimbursement shall be made as soon as reasonable practicable after such expenditures are made, against presentation of signed and itemized expense reports and in accordance with the travel and business policies which the Company may promulgate.

          B. Company shall reimburse the reasonable moving expenses of Gruden from the Nashville, Tennessee area to Orlando, Florida.

          C. Company agrees to reimburse Gruden for the difference, if any, between the cost of his residence in Nashville, Tennessee, and the ultimate amount he receives from its sale in a bona fide sale transaction to an unrelated third party if such amount is less than the cost.

          D. Company agrees to reimburse Gruden for the reasonable rental expense he incurs in renting a residence in the Orlando, Florida area until his residence in Nashville, Tennessee is sold, provided that Company's responsibility for such reimbursement shall not exceed the period of one year.

     7. TRAVELING EXPENSE. Gruden and Gruden's wife will be paid by the Team all airline and room costs incurred while attending an "away" Orlando Predator game.

     8. USE OF VEHICLE. In the event (but only in the event) that pursuant to the terms of a sponsorship or advertising agreement approved by the Company, a sufficient number of automobiles are made available for use by the Team, Gruden shall be entitled to the use of one such automobile; provided however, that such automobile shall first be made available for any reasonable business use by the Team, and for Gruden's personal use only as and to the extent that such reasonable business use is not required.

     9. OTHER BENEFITS. Gruden shall be entitled to those usual and customary benefits which shall be offered by the League to the Head Coach for all other League teams. Without limiting the foregoing, such benefits may include major medical health insurance, worker's compensation, and group life insurance, disability insurance and related benefits as and when such benefit packages are developed for League employees. In addition, Gruden shall be entitled to three
(3) weeks of vacation time per year, after the completion of one year's service, without interruptions or reduction of any salary payments or other benefits otherwise due pursuant to the terms of this Agreement; provided however, that Gruden shall give reasonable prior notice to the Company of any period during which Gruden shall be absent due to vacation, and shall arrange for the effective performance of his duties and obligations during any such absence and provided further, that Gruden shall not schedule any vacation period so as to adversely affect the football operations of the Team. Vacation time to which Gruden is entitled, but which



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remains unused at the conclusion of this Agreement, shall not accumulate or accrue but shall be deemed to be waived by Gruden.

     10.  LIMITATION ON AUTHORITY. Gruden shall have no authority:

          A.   To pledge the credit of the Company;

          B. To bind the Company under any contract, agreement, note, mortgage or otherwise;

          C.   To release or discharge any debt due the Company;

          D. To sell, mortgage, transfer, or otherwise dispose of any assets of the Company.

     11. DEATH OF GRUDEN - SALARY CONTINUATION. In the event Gruden should die prior to the termination of his employment, the Company shall pay, by reason of death of Gruden and as additional compensation for the services rendered to the Company by Gruden during his lifetime, his regular salary for the month in which his death occurred, plus any and all Life Insurance provided by Team's employee benefits package.

     12. TRADE SECRETS; PROPRIETARY INFORMATION. In the course and scope of this Agreement, Gruden will be exposed to certain trade secrets, sensitive financial data, sources of supply, product specifications and other confidential information concerning the business of the Company which require protection. Gruden understands that, among other things, methods of operation, sensitive financial and business information concerning players, other persons and entities affiliated or doing business with the Company scouting reports, playing strategies, and the nature or extent of research projects being conducted or contemplated by or on behalf of the Company, are all confidential, and are not at any time during or after the term of this Agreement to be revealed to or used for any reason, by anyone outside the Company, without the Company's specific, written authorization. Gruden further agrees that he will not indulge or otherwise commercialize such confidential information, so long as the confidential or secret nature of such information shall remain, whether such information belongs to the Company or to some other entity to which the Company owes or may be held to owe some obligation of confidentiality or to anyone outside the Company, including, but not limited to, competitors of the Company or businesses engaged in business similar to that of the Company. On the termination of this Agreement, Gruden shall not take from the premises of the Team or from the Company or otherwise retain, and shall surrender to the Company, any such confidential information and any records, files or other documents, or copies thereof, relating to the business of affairs of the Company.

     In the event of a breach or threatened breach by Gruden of the provisions of this Section, the Company shall be entitled to an injunction restraining Gruden from disclosing or permitting the disclosure in whole or in part of any and all of the information set forth herein or from




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rendering any services directly or indirectly to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Gruden.

     Gruden further acknowledges that the Company's source of material and its practices and methods as such are valuable, special and unique assets of its business, and Gruden covenants and agrees to keep all such matters secret from all persons except authorized officers and employees of the Company. This entire sectional shall be construed as a covenant independent of any other provision of this Agreement, and the existence of claim or cause of action of Gruden against the Company, whether based upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants. In the event of a breach or threatened breach of this Paragraph, the non-prevailing party will pay the prevailing party's attorney's fees in any action brought to enforce this provision on all trial and appellate levels.

     13. COVENANT NOT TO COMPETE. Gruden agrees that during the term of this Agreement and any extension thereof, he will not, within the United States, for his own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager or otherwise, participate in the promotion, financing, ownership operation or management of, or assist in or carry on through a proprietorship, corporation, partnership other form of business entity or otherwise, any business activity directly or indirectly involved in the management or operation of any football league, except as such league(s) shall be either operated by the Company, or licensed to operate by the Company.

     Notwithstanding the foregoing, if the term of this Agreement is extended pursuant to Paragraph 2. above, and Gruden thereafter receives, between any year, a written offer of employment to serve as either head coach or offensive coordinator, of a team in the National Football League, Gruden shall have the right to accept said offer and to terminate this Agreement if the Company fails to notify Gruden that it will match such offer within fifteen (15) days after the Company's receipt of a copy of such offer from Gruden. If the Company fails to notify Gruden within said period that it will match the offer, then Gruden shall have the right to terminate this Agreement and to accept said offer of employment by executing such offer with ten (10) days after the Company's failure to match the offer. If the Company matches the offer received by Gruden, this Agreement shall be automatically amended to incorporate the terms contained in such offer.

     If any court or competent jurisdiction shall at any time deem the time period or the extent and scope of the covenant not to compete as set forth in this paragraph to be unreasonable or excessive, then: (i) all provisions of this Paragraph not so deemed to be excessive shall nevertheless remain in full force; (ii) the restrictive time period herein shall be deemed to be the longest period permissible by law; and (iii) the scope of this covenant shall deemed to be as


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extensive as permitted by law under the circumstances. The court in such case shall reduce the time period and/or scope of such covenant to permissible duration and extent.

     14. STANDARDS. Gruden shall comply with Club's policies for its employees as adopted from time to time and shall act at all times with due regard to public convention and morals, and shall refrain from engaging in conduct, committing any act or becoming involved in any situation or occurrence which will bring Gruden into public disrepute, scandal, contempt or ridicule or which justifiably prejudices or its detrimental to the Club, the Arena Football League and/or professional football.

     15. COMPLIANCE WITH RULES. Gruden hereby agrees to abide and to be legally bound by the constitution and bylaws and rules and regulations of the Club and the Arena Football League or successor thereto and by the decisions of the President or Commissioner or any successor league or leagues which shall be final, conclusive and unappealable; Gruden further agrees thereto if involved or affected in any manner whatsoever by a decision of the Commissioner agrees to release the Commissioner and to waive every claim he may have against the Commissioner individually and in his official capacity and/or against the Arena Football League and against every club in the Arena Football League and against any director, officer and stockholder or partner of any club in the Arena Football League for damages and for all claims and demands whatsoever arising out of or in connection with the decision of the Commissioner.

     16. TERMINATION. Gruden's employment under this Agreement may be terminated by the Company as defined and provided below:

          A. Events Causing Termination. Subject to the provisions of Subsection B below, Gruden shall be subject to termination immediately upon written notice after the occurrence of any of the following events:

               (i) Gruden is determined by the Company to be guilty of acts of fraud, dishonesty, or similar misconduct;

               (ii) Gruden is determined by the Company to have been negligent in the performance of those duties required of him under this Agreement;

               (iii) Gruden is determined by the Company to have failed or refused to fulfill the duties and responsibilities specifically required of Gruden pursuant to the terms of this Agreement;

               (iv) Gruden is determined by the Company to have used intoxicants, stimulants, or any other substance in a manner, to an extent, or with the effect that Gruden is impaired in the performance of his duties hereunder;



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               (v)  Gruden accepts a bribe or agrees to throw or fix any Arena
               Football game, or bets money or anything of value on the outcome or score of any Arena Football game, or knowingly associates with gamblers or gambling activity;

               (vi) Gruden is convicted of a felony or misdemeanor involving moral turpitude, or is determined by the Company to have engaged in conduct that brings discredit to the Company, or impairs the integrity of the League or the game of Arena Football.

          B. PROCEDURE FOR TERMINATION. Any determination by the Company to terminate Gruden's employment under this Agreement pursuant to this Paragraph shall require notice to Gruden at the address provided in this Agreement.

          C. CESSATION OF PAYMENTS. Upon termination of Gruden pursuant to this Paragraph by the Company, the Company shall be under no further obligation to Gruden except to pay to Gruden such amounts as have been accrued up to the time of such termination. The failure of the Company to exercise any right whether granted pursuant to the provisions of this Paragraph hereof, under the law or otherwise, after receiving notice or knowledge of any breach of the Agreement by Gruden, shall not be deemed a waiver by the Company of any subsequent breach by Gruden of a similar or different nature.

          D. ACKNOWLEDGMENT. Gruden agrees to fully accept and adhere to all rules and regulations of the Company, as listed in the Arena Football Rule Book and as additionally instituted presently or in the future by the League or Arena Football League, Inc. Gruden acknowledges and agrees that any failure to comply with those rules and regulations could lead to Gruden being:

               (i)   Fined;

               (ii)  Suspended for a game or games; or

               (iii) Dismissed by the League.

               Gruden further acknowledges that all decisions regarding rules and regulations of Arena Football fall solely with the Company, the League and Arena Football League, Inc.

     17. CHANGE OF COMPANY OR TEAM FORM. In the event that, at any time prior to the expiration of the term of the Agreement: (i) the Company dissolves and/or reconstitutes itself



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in a different form, structure, or manner of doing business (including, but not limited to, a corporation or franchise association form); or (ii) the Company sells, assigns, transfers, or otherwise conveys its right, title and interest in the ownership, operation and/or management of the Team, then Gruden shall nevertheless be entitled to the salary set forth in Section 5 for the remainder of the term of this Agreement. If majority position of voting stock is sold Gruden will have the right to entertain and accept any other offer from any other football after the year.

     18. BREACH; REMEDIES. Gruden acknowledges that a breach of any of the covenants in this Agreement would cause irreparable harm to the Company for which there is no adequate remedy at law. In the event of a breach or a threatened breach of the provisions of this Agreement, the Company may seek an injunction restraining the event or continuation of such breach. Gruden hereby agrees and acknowledges that the covenants set forth herein, shall apply with full force and effect regardless of when, how or why this Agreement is terminated and whether such termination is effected by the Company or by the parties hereto mutually. With respect to each and every breach or violation or threatened breach or violation by Gruden or any of the covenants set forth herein, the Company, in addition to all other remedies available at law or in equity, shall be entitled to enjoin the commencement or continuance thereof and may, without notice to Gruden, apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction. In addition, Gruden agrees to immediately, upon demand, account for and pay over to the Company (i) an amount equal to all compensation, commission, bonus, salary, gratuity, or other remuneration of any kind directly or indirectly received by Gruden resulting from an activity in breach or violation of any of the covenants as set forth in this Agreement, and (ii) the amount paid by Company to Gruden's previous employer to secure his release from a noncompetition provision of his employment agreement with that former employer, such amounts being agreed to constitute partial liquidation of damages in that the amount of actual damages to be sustained by the Company on account of any such breach or violation is not capable of measurement. The Company may pursue any of the remedies described herein concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies.

     19. NOTICES. All notices to be given pursuant to this Agreement shall be in writing and delivered (i) personally or (ii) by nationally recognized overnight courier service, or (iii) by facsimile with confirmation of receipt, or (iv) by deposit in the United States mail, postage prepaid, registered or certified, and addressed to each respective party, as the case may be, at the following addresses:

          Club:                    The Orlando Predators
                                   Entertainment, Inc.
                                   20 North Orange Avenue, Suite 101
                                   Orlando, Florida  32801
                                   Attn:  Mr. Jack Youngblood




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     With Copy to:                      Lowndes, Drosdick, Doster, Kantor
                                        & Reed, P.A.
                                        215 N. Eola Drive
                                        Orlando, Florida 32801
                                        Attn: James F. Heekin, Jr.


     Employee:                          Jay M. Gruden

                                        ----------------------------------
                                        ----------------------------------

Notice effected by personal delivery or by facsimile shall be effective upon receipt. Notice effected by overnight courier service shall be effective the day following deposit with such service, and notice by registered or certified U.S. mail shall be effective three (3) days following the date of mailing. Any party hereto, by notice given in accordance with this paragraph 13, may change the address to which, or the persons or entities to whom, notices may be given. Any notice designated for a person or entity other than a party hereto shall be given in the same manner, but to an address reasonably designed to accommodate delivery in due course.

     20. LEAGUE APPROVAL. This contract shall be subject to the approval of Commissioner of the Arena Football League or any successor thereto in accordance with the constitution and bylaws and rules and regulations of the Arena Football League or the same documents of any successor thereto.

     21. DISPUTE RESOLUTION. Should any controversy, dispute or claim arise between Club and Gruden relating to or arising out of the subject matter of this Agreement (including termination of employment), the relationship of Club and Gruden, or under any federal, state or local law or ordinance (including, but not limited to, claims, demands or actions under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and all amendments to the aforementioned, as well as any other federal, state or local statute or regulation regarding employment discrimination), such controversy, dispute or claim shall be settled exclusively by arbitration administered in Orlando, Florida by the American Arbitration Association in accordance with its applicable rules, and judgment upon the award rendered by the arbitrator may be entered in any court in Orlando, Florida having jurisdiction thereof. The prevailing party in the arbitration shall, in addition to such other relief as may be granted, be entitled to a reasonable sum as and for such party's costs and expenses incurred, including attorney's fees. Club and Gruden each agree that, except for Club's right to injunctive relief pursuant to paragraph 18 below, arbitration shall be the sole and exclusive remedy in the event any such controversy, dispute or claim shall arise.

     22. INJUNCTIVE RELIEF. Gruden hereby represents and acknowledges that he has special, exceptional and unique knowledge and skill as a coach of professional football, the loss of which cannot be estimated with any certainty and cannot be fairly or adequately valued. Gruden therefore agrees that Club shall have the right, apart from the dispute resolution provisions of paragraph 21 and in addition to any other right which Club may possess, (a) to enjoin him by appropriate legal action from playing or coaching or engaging in activities related to professional football for any person, firm, corporation or private or public institution, whether or not related to professional or college football, and (b) to specifically enforce Gruden's



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obligations hereunder, during the term of this Agreement. This Agreement, and any benefits to be received pursuant to it, may not be assigned by Gruden without the express prior written consent of Club.

     23. LAW GOVERNING. This Agreement shall be deemed to have been made and shall be governed by, construed and enforced in accordance, with the laws of the State of Florida.

     24. HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     25. WAIVER. The failure at any time of any party to demand strict performance of another party of any of the terms, covenants or conditions set forth in this Agreement shall not be construed as a continuing waiver or relinquishment thereof, and any party may, at any time, demand strict and complete performance of any other party of such terms, covenants and conditions.

     26. SEVERABILITY. The unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced as if such provision had not been included.

     27. AUTHORITY. Each party warrants and represents that it or they have the full right, power and authority to enter into this Agreement and make the covenants in this Agreement.

     28. ASSIGNMENT. This Agreement is personal in nature as to Gruden and may not be assigned by Gruden, but may be assigned by the Company, if so assigned, shall inure to the benefit of and be binding upon the successor and assigns of the Company.

     29. MODIFICATION. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

     30. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party.

                           (Signatures on Next Page)


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     WHEREAS, the parties hereto have hereunto caused this Agreement to be executed on the day and year first above written.



WITNESS:                                              "COMPANY"

/s/ [ILLEGIBLE]                                  THE ORLANDO PREDATORS
------------------------------                   ENTERTAINMENT, INC.
NAME:                                            By: /s/ JACK YOUNGBLOOD
     -------------------------                       -------------------------
                                                     Jack Youngblood
                                                     -------------------------
                                                     Its President

------------------------------
Name:                                                       "EMPLOYEE"
     -------------------------

                                                 /s/ JAY M. GRUDEN
/s/ WILLIAM G. MERIS                                 -------------------------
------------------------------                       Jay M. Gruden
Name: William G. Meris
     -------------------------


------------------------------
NAME:
     -------------------------



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